SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                             Parlux Fragrances, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
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________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
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________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                             PARLUX Fragrances, Inc.
                              3725 S.W. 30th Avenue
                            Fort Lauderdale, FL 33312

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

Notice is hereby given that the Annual Meeting of Stockholders of Parlux Fragrances, Inc. (the "Company") will be held at the Sheraton Ft. Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida 33304, on Tuesday, November 13, 2001, at 11:00 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

     1.   To elect seven directors;

     2. To ratify the appointment of Deloitte & Touche LLP ("D & T"), as independent auditors for the Company for the fiscal year ending March 31, 2002;

     3. To vote on stockholder proposal requesting board of directors' composition of two-thirds independent directors.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of the Company's common stock at the close of business on September 21, 2001, will be entitled to vote at the meeting.


                               By order of the Board of Directors





                               /s/ Ilia  Lekach
                               ---------------------------
                               Ilia Lekach
                               Chairman of the Board and Chief Executive Officer



Dated:  October 1, 2001





                             YOUR VOTE IS IMPORTANT
                             ----------------------



--------------------------------------------------------------------------------

       Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to the exercise thereof and if present at the meeting may withdraw it and vote in person. Attendance at the meeting is limited to stockholders, their proxies and invited guests of the Company.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
        FOR THE ANNUAL MEETING OF STOCKHOLDERS OF PARLUX FRAGRANCES, INC.
                          TO BE HELD NOVEMBER 13, 2001


This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Parlux Fragrances, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held at the Sheraton Ft. Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida 33304, on Tuesday, November 13, 2001, at 11:00 a.m., or at any adjournment thereof. The Proxy Statement and the form of proxy are being mailed on or about October 3, 2001, to stockholders as of the Record Date.

                    VOTING SECURITIES; PROXIES; REQUIRED VOTE
Voting Securities

The Board of Directors has fixed the close of business on September 21, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 9,976,146 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Only the holders of Common Stock are entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote per share. The Company instituted a series of common stock buyback programs in fiscal 1997, and through March 31, 2001, the Company acquired in the open market a total of 7,987,131 shares at a cost of $21,983,523. These shares, along with an additional 39,000 shares purchased prior to fiscal 1997, are held as treasury stock, and are not eligible for voting purposes.

Proxies

Mr. Frederick Purches and Mr. Frank Buttacavoli, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Messrs. Purches and Buttacavoli are directors of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Required Vote

The holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in the interest of stockholders present in person or by proxy and entitled to vote thereon is required to elect directors.

The election inspectors appointed for the meeting will tabulate the votes in person or by proxy and will determine whether or not a quorum is present at the Annual Meeting. The election inspectors will treat abstention as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for the purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                 PROPOSAL No. 1:
                       NOMINEES FOR ELECTION AS DIRECTORS

The directors elected at the Annual Meeting will hold office until the next annual meeting and until his/her successor is duly elected and qualified. Unless the proxy specifies otherwise, the person named in the enclosed proxy intends to vote the shares represented by the proxies given to him for the seven nominees listed below.

Messrs. I. Lekach, Buttacavoli, Purches, Vercillo, Z. Lekach, Gopman, and Ms. Egozi Choukroun are all presently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as a director for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.

     Name                      Age       Position
     ----                      ---       --------
     Ilia Lekach                53       Chairman of the Board and
                                         Chief Executive Officer

     Frank A. Buttacavoli       46       Executive Vice President,
                                         Chief Operating Officer, and
                                         Chief Financial Officer

     Frederick E. Purches       63       Vice Chairman of the Board

     Albert F. Vercillo         71       Director

     Zalman Lekach              34       Director

     Glenn Gopman               45       Director

     Esther Egozi Choukroun     39       Director

Ilia Lekach is Chairman of the Board of Directors and Chief Executive Officer ("CEO") of the Company. Mr. Lekach became a director of the Company in November 1987 and resigned in November 1988. He was re-elected to the Board of Directors in February 1989. Mr. Lekach assumed the position of Chairman of the Board of the Company in November of 1990 and CEO of the Company in December 1993. Prior to resigning in April 1994, he was Chairman of the Board of Directors and CEO of Perfumania, Inc. ("Perfumania"), a related public company based in Miami, Florida, and a leading specialty retailer of fragrances with approximately 250 retail outlets in manufactures' outlet malls and regional malls. Perfumania also maintains a wholesale operation supplying fragrances and other beauty related items to customers in North America and internationally. In October 1998, Mr. Lekach reassumed the position of Chairman and CEO for Perfumania, and continued to hold this position in both companies. In February 2000, Perfumania became a wholly-owned subsidiary of E Com Ventures, Inc. ("ECMV"), whereby Mr. Lekach relinquished his executive positions in Perfumania, and became Chairman and CEO of ECMV.

Frank A. Buttacavoli, a Certified Public Accountant, has been Vice President and Chief Financial Officer ("CFO") of the Company since April 1993, and a director of the Company since March 1993. From July 1979 through June 1992, Mr. Buttacavoli was employed by Price Waterhouse, and was a Senior Manager from July 1987 to June 1992. From July 1992 through March 1993, he provided financial consulting services to the Company. In June 1996, Mr. Buttacavoli was promoted to Executive Vice President, and in October 1999, he assumed the additional responsibilities of Chief Operating Officer ("COO").

Frederick E. Purches was a founder of the Company, and has been a director since its formation in July 1984. He has been engaged in the cosmetic/fragrance business for over 35 years in various executive capacities with Helena Rubinstein, Inc. and Revlon, Inc. From 1980 through 1988, he was President of Helena Rubinstein, Inc. In 1989, he resigned from the latter position to take a more active role in the direction of the Company's operations. In November of 1990, Mr. Purches resigned as Chairman of the Board in favor of Mr. Lekach, and Mr. Purches assumed the new position of Vice Chairman of the Board.

Albert F. Vercillo has been a director of the Company since May 1989. Mr. Vercillo is President of Cambridge Development Corporation and President of Schiaparelli, Inc. The companies are privately-held companies engaged in providing administrative and business services, licensing and the distribution of various products since April 1981. Mr. Vercillo has over 25 years of experience in the cosmetic/fragrance industry.

Zalman Lekach became a director and an executive of Parlux, S.A., the Company's French subsidiary, in May 1990. In May 1993, he resigned his executive position and owned and operated a company exporting foods and health/beauty aids to South America. In January of 1995, he rejoined the Company as its Chief Operating Officer and a director. In June 1996, Mr. Zalman Lekach also assumed the position of President. In January 1999, he resigned his position as President and Chief Operating Officer to pursue opportunities unrelated to the fragrance field. From May 1999 through April 2001, he was employed by IFX Corporation ("IFX" ), a publicly traded international internet service provider, initially as Vice President of Mergers and Acquisitions and, in February 2000, was appointed Chief Operating Officer. He was also a director of IFX since February 1997. In April 2001, he resigned his positions in IFX to pursue opportunities as a fragrance distributor. Messrs. Ilia Lekach and Zalman Lekach are brothers.

Glenn Gopman has been a director of the Company since October 1995. Since January 2000, Mr. Gopman has been a partner in the public accounting firm of Rachlin Cohen & Holtz LLP, and prior to that, he was a principal shareholder in the public accounting firm of Thaw, Gopman and Associates. He is a member of the American and Florida Institutes of Certified Public Accountants and actively participates in community activities.

Esther Egozi Choukroun has been a director of the Company since October 2000. Ms. Egozi Choukroun was employed by Banque Nationale de Paris, Miami, from January 1984 through December 1996, and was the Deputy General Manager from January 1988 through December 1996. From March 1997 through July 1998, she was Director of International Philanthropy at the Mount Sinai Medical Center Foundation, and is currently Executive Director of the Women's International Zionist Organization for Florida.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

In fiscal year 2001, there were five meetings of the Board of Directors (including regularly scheduled and special meetings), one of which was conducted by teleconference. The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee.

Audit Committee

The Audit Committee recommends the appointment of a firm of independent auditors to audit the Company's financial statements, as well as reviews the scope, purpose and type of audit services to be performed by the external auditors, and the findings and recommendations thereof. A copy of the committee charter adopted by the Board of Directors is attached as Appendix "A" to this Proxy Statement. The Audit Committee is currently composed of Messrs. Gopman and Vercillo and Ms. Egozi Choukroun. The Audit Committee held four meetings in fiscal year 2001.

Mr. Gopman, a Certified Public Accountant and an Independent Director as defined in NASD Rule 4200, serves as Chairman of the Audit Committee. Ms. Choukroun, an experienced financial executive, is also an Independent Director as defined in NASD Rule 4200. Mr. Vercillo is not deemed to be an Independent Director as defined in NASD Rule 4200 because he is associated with Cambridge Development Corporation, which receives consulting fees for services rendered to the Company as described under "EMPLOYMENT AND CONSULTING AGREEMENTS" below. However, the Board of Directors believes that it is in the best interest of the Company and its shareholders for Mr. Vercillo to serve on the Audit Committee. He brings considerable accounting and auditing knowledge to the Audit Committee. Mr. Vercillo has served as Senior Vice President Finance for Revlon International, Vice President/Controller for GTE International, auditor for the US Army and Tax Collector/Agent for the Internal Revenue Service. As such he is singularly qualified to serve on the Audit Committee.

                             AUDIT COMMITTEE REPORT

We believe the Company management and the independent auditors are responsible for planning and conducting audits and determining that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

The Audit Committee's responsibilities include reviewing the following with Company management, its finance staff, and the independent auditors: (i) analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, (ii) the quality and adequacy of the Company's internal controls, (iii) major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management, (iv) the results of the audit, any problems or difficulties the auditors may have encountered, changes in scope of the audit and any management letters provided by the auditors and the Company's response to that letter, and (v) any legal and regulatory matters that may have a material impact on the Company's financial statements. The Audit Committee is also responsible for reviewing the independence of the Company's independent accountants and, based on discussions with management, recommending to the Board of Directors which firm of independent accountants the Company should retain and any appropriate action to ensure the auditor's independence.

The Audit Committee reviewed and discussed with management and Deloitte & Touche ("D & T"), the Company's independent auditors for the year ended March 31, 2001, the audited financial statements of the Company. D & T were appointed in September 2000 to replace the previous independent public accountants, in accordance with recommendations of the Audit Committee. The Committee discussed with D & T the matters D & T communicated to the Audit Committee under applicable auditing standards, including matters related to the conduct of the audit of the Company's financial statements required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees." The Audit Committee received from D & T the written statement concerning independence required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and discussed with D & T their independence with the Company including any relationships that may impact their independence. The Audit Committee considered whether any provision by D & T of non-audit services to the Company is compatible with maintaining the auditors' independence and has discussed with D & T the accountants' independence.

Based on the review and discussions referred to in this report, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Parlux Fragrances, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001.

Audit Committee
Glenn Gopman, Chairman
Esther Egozi Choukroun
Albert F. Vercillo

Compensation Committee

The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of Company officers and to advise and act for the Board of Directors on other compensation matters. The Compensation Committee is presently composed of Messrs. Purches and Gopman and Ms. Egozi Choukroun. The Compensation Committee held three meetings in fiscal year 2001. (See report of the Board of Directors on Executive Compensation on page 7).

                             EXECUTIVE COMPENSATION

The Company effected a two-for-one stock split in the form of a dividend to shareholders of record as of November 3, 1995. All common stock and warrant information contained in this proxy statement has been restated to reflect the stock split. The words "warrant" and "option" have the same meaning herein, and are used interchangeably. Such warrants and options were granted at, or in excess of, the market value of the underlying shares at the date of grant.

The following table sets forth information with respect to compensation paid by the Company for services to the Company during the fiscal year ended March 31, 2001 and for the two prior fiscal years for (i) the Company's Chief Executive Officer and (ii) the Company's most highly compensated executive officers other than the Chief Executive Officer (collectively the "Named Executive Officers") whose base compensation and bonus exceeded $100,000 during the fiscal year ended March 31, 2001.

                      TABLE I - SUMMARY COMPENSATION TABLE

                     Annual Compensation                                  Long-Term Compensation
-------------------------------------------------------------------------------------------------------------------
                                                                                                        Awards
-------------------------------------------------------------------------------------------------------------------
                                                                                                      Securities
Name and Principal                                                          Other (1)                 Underlying
Positions                   Fiscal Year      Salary ($)       Bonus ($)     Compensation($)           Options(#)
-------------------------------------------------------------------------------------------------------------------
Ilia Lekach;                   1999           260,000          39,000            0                   1,000,000 (2)
    Chairman                   2000           260,000          65,000            0                           0
    and CEO                    2001           350,000         270,000            0                      50,000

Frank Buttacavoli;             1999           180,000          27,000            0                           0
    Executive VP,              2000           205,000          51,250            0                           0
    COO/CFO                    2001           250,000          50,000            0                      20,000

-------------------
(1) No executive officer named in the table received any other compensation in an amount in excess of the lesser of either $50,000 or 10% of the total annual salary and bonus reported for him in the two preceding columns for the periods covered by this table.

(2) In April of 2001, these options were cancelled.

                                    TABLE II
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

The following table shows stock options exercised by each of the Named Executive Officers during fiscal 2001, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end, and the values for unexercised options.

                                                                                                Value of Unexercised
                                                                   Number of Unexercised       In-The-Money Options At
                                                                 Options at March 31, 2001        March 31, 2001(2)
                                                                 -------------------------        -----------------
                                  Shares
                                Acquired On       Value
Name                             Exercise      Realized(1)   Exercisable   Unexercisable   Exercisable  Unexercisable
-------------------------------------------------------------------------------------------------------------------
Ilia Lekach                          0            $0            470,000     100,000               $0           $0
Frank Buttacavoli                    0             0            208,000      40,000            5,828            0

(1) Based on the difference between the closing market price for Common Stock on the date of exercise of the option and the option exercise price. The above valuation may not reflect the actual value of exercised options as the value of exercised options will fluctuate with market activity.

(2) Based on the difference between the closing market price on March 31, 2001, for Common Stock, which was $1.531 per share, and the option exercise price. The above valuation may not reflect the actual value of unexercised options as the value of unexercised options will fluctuate with market activity.

                      EMPLOYMENT AND CONSULTING AGREEMENTS

As of November 1, 1999, the Company entered into an employment agreement with Mr. Ilia Lekach, Chairman and CEO, which called for an annual base salary of $350,000, with annual increases at the discretion of the Board through March 31, 2003. There were 150,000 warrants granted with the agreement which are exercisable to the extent of 50,000 at the conclusion of each fiscal year. In the event of a change in control, the agreement calls for the remaining monies and warrants due under the agreement to be doubled.

As of November 1, 1999, the Company entered into an employment agreement with Mr. Frank A. Buttacavoli, Executive Vice President, COO and CFO, which called for an annual base salary of $250,000 with annual increases at the discretion of the CEO through March 31, 2003. There were 60,000 warrants granted with the agreement which are exercisable to the extent of 20,000 at the conclusion of each fiscal year. In the event of a change in control, the agreement calls for the remaining monies and warrants due under the agreement to be doubled.

As of November 1, 1999, the Company entered into a consulting agreement with Cosmix, Inc., a company owned by Mr. Frederick Purches, the Vice Chairman of the Board, which provides for annual payments of $100,000 through March 31, 2003. The agreement calls for Mr. Purches to assist the Company in the areas of Securities and Exchange Commission and stockholder relations, financial planning, assessment and coordination of acquisitions and divestitures, and any other similar activities which may be assigned by the Board of Directors. Mr. Purches receives certain insurance benefits as part of his agreement, and in the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled. There were 30,000 warrants granted with the agreement which are exercisable to the extent of 10,000 at the conclusion of each fiscal year.

As of November 1, 1999, the Company entered into a three-year consulting agreement commencing on June 1, 2000, with the Cambridge Development Corporation, a company owned by Mr. Albert F. Vercillo, director of the Company, which provides for annual payments of $96,200 through May 31, 2003. The agreement calls for Mr. Vercillo to assist the Company in the areas of U.S. and international financial analysis and planning. Mr. Vercillo receives certain insurance benefits as part of the agreement, and in the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled. There were 30,000 warrants granted with the agreement which are exercisable to the extent of 10,000 at the conclusion of each fiscal year.

                              DIRECTOR COMPENSATION

The Company compensates outside (non-employee/consultant) members of the Board of Directors for their activities as directors of the Company at an annual rate of $10,000 and awards 10,000 options annually on the anniversary date of each directors election, at the closing price on such day as reported by the NASDAQ National Market. Additionally, outside directors serving on the Audit Committee are compensated at the annual rate of $4,000 with the Chairman of the Audit Committee receiving $6,000 annually.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board (The "Compensation Committee"). The Company's executive compensation program is structured to achieve the Company's goals as they relate to maximizing corporate performance and stockholder return. In general, executive compensation is made up of annual salaries, incentive bonuses and option grants. The Board of Directors believes that total compensation should increase or decrease with performance; as such, incentive bonuses and option grants constitute a portion of executive compensation to help align executive and stockholder interests. The Board of Directors believes that compensation should attract, motivate and retain executive talent to improve the Company's performance and therefore increase shareholder returns.

In addition to base salaries and option grants, the Compensation Committee may elect to award incentive bonuses as part of total compensation to executive officers who have rendered services during the year that substantially exceed those normally required or anticipated. These bonuses are intended to reflect the Compensation Committee's determination to reward any executive who, through extraordinary effort, has substantially benefited the Company and its stockholders during the year.

In January of 1996, the Compensation Committee modified the then existing employment agreements with Messrs. I. Lekach, and Buttacavoli and issued warrant agreements to double the warrants specified in their respective employment contracts extending through March 31, 2000, in the event of sale of or a change in control in the Company. These warrant agreements extend through March 31, 2004.

Compensation Deductible under Section 162(m) of the Internal Revenue Code

On August 10, 1993, the Revenue Reconciliation Act of 1993 was enacted which amended the Internal Revenue Code of 1986, as amended, by adding Section 162(m) which eliminates the deductibility of most cash and non-cash compensation over $1 million paid to certain "covered employees" (which generally is defined as a corporation's chief executive officer and the four other highest compensated employees). Contributions to qualified plans, items excluded from the employee's gross income, compensation paid pursuant to a binding agreement entered into on or before February 17, 1993, commission-based compensation, and certain "performance-based" compensation are types of remuneration that are not affected by the deduction limitation.

During the fiscal year ended March 31, 2001, none of the Named Executive Officers received total compensation in excess of $1 million. However, it is possible that in future years some portion of the compensation paid to the Company's chief executive officer and its two highest compensated employees will not be tax deductible under Section 162(m). When the compensation of any of the Company's affected executives becomes closer to the $1 million deduction limitation, the Compensation Committee plans to consider the requirements of
Section 162(m) and decide what actions, if any, will be taken when setting the compensation levels for these executives.

Compensation Committee
Frederick Purches, Chairman
Esther Egozi Choukroun
Glenn Gopman


                 STOCKHOLDER RETURN PERFORMANCE: FIVE YEAR GRAPH

Set forth below is a line graph comparing the cumulative total return on the Common Stock with the cumulative total return of the Standard and Poors 500 Index, and the Standard and Poors Personal Care Segment Index for the fiscal years of 1996 through 2001.

                               [graphic omitted]

                                                     INDEXED RETURNS
                                     Base              Years Ending
                                     Period
Company / Index                      Mar96       Mar97       Mar98        Mar99       Mar00       Mar01
--------------------------------------------------------------------------------------------------------
PARLUX FRAGRANCES INC                 100        19.69        13.38       11.11       33.33       12.37
S&P 500 INDEX                         100       119.79       177.29      210.01      247.69      194.00
PERSONAL CARE-500                     100       135.20       218.53      226.08      146.36      138.62




         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company who beneficially owns Common Stock, (ii) the Company's CEO and the other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during fiscal 2001, (iii) all directors and executive officers of the Company as a group and (iv) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and 13(g) of the Securities Act of 1934, as amended (the "Exchange Act"), each person or entity that beneficially owns (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                           Common Stock               Percentage
Directors and Executive Officers:                      Beneficially Owned (1)         Ownership (1)
---------------------------------                      ---------------------          -------------
Ilia Lekach (2)                                               2,263,498                   20.7%
Frank A. Buttacavoli (3)                                        320,000                    3.1%
Zalman Lekach (4)                                               295,615                    2.9%
Albert F. Vercillo  (5)                                         110,000                    1.1%
Frederick Purches  (6)                                          109,500                    1.1%
Glenn Gopman (7)                                                 30,000                     .3%
Esther Egozi Choukroun                                                0                      0%
All Directors and Officers as a Group (7 Persons)             3,128,613                   27.1%

Other Principal Stockholders:
Pacific Investment Group (8)                                  1,086,310                   10.9%
North Shore Associates, L.P. (9)                              1,031,600                   10.3%
Dimensional Fund Advisors Inc. (10)                             929,900                    9.3%
Zouheir Beidoun (11)                                            753,000                    7.6%

(1) Calculated pursuant to Rule 13d-3 of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of the Record Date, the Company had 9,976,146 shares of Common Stock outstanding.
(2) Consists of (a) 207,188 shares owned jointly by Mr. Ilia Lekach and his wife, (b) 1,086,310 shares owned or controlled by Pacific Investment Group Inc., a corporation owned by Mr. Ilia Lekach, (c) immediately exercisable warrants to purchase 420,000 shares of Common Stock issued to Mr. Ilia Lekach pursuant to his prior employment agreement, (d) immediately exercisable warrants to purchase 50,000 shares of Common Stock under his employment agreement, dated as of November 1, 1999, and (e) immediately exercisable warrants to purchase 500,000 shares of Common Stock granted on June 8, 2001. The address of Mr. Lekach is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(3) Includes (a) immediately exercisable warrants to purchase 188,000 shares of Common Stock issued to Mr. Buttacavoli pursuant to his prior employment agreement, (b) immediately exercisable warrants to purchase 20,000 shares of Common Stock under his employment agreement, dated as of November 1, 1999, and (c) immediately exercisable warrants to purchase 100,000 shares of Common Stock granted on June 8, 2001.
(4) Includes immediately exercisable warrants to purchase 180,000 shares of Common Stock issued to Mr. Zalman Lekach pursuant to his prior employment agreement.
(5) Includes immediately exercisable warrants for 30,000 shares of Common Stock issued in connection with Mr. Vercillo's prior consulting agreement, and immediately exercisable warrants to purchase 10,000 shares of Common Stock under his consulting agreement, dated as of November 1, 1999.
(6) Includes immediately exercisable warrants for 30,000 shares of Common Stock issued in connection with Mr. Purches' prior consulting agreement, and immediately exercisable warrants to purchase 10,000 shares of Common Stock under his consulting agreement, dated as of November 1, 1999.
(7) Includes immediately exercisable warrants to purchase 28,000 shares of Common Stock.
(8) Address is c/o Mr. Ilia Lekach, 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(9) Address is c/o North Country Capital Corp., 190 N.E. 5th Avenue, Boca Raton, FL 33432.
(10) Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(11) Address is Jaber Al Mubarak St., A-Nifissital Khatrash Building, P.O. Box 3430, Safat, 13035, Kuwait.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 31, 2001, the Company had loaned a total of approximately $791,000 ($899,000 at March 31, 2000) to its Chairman/CEO, Mr. Ilia Lekach, which is recorded as a component of stockholders' equity in the Company's consolidated balance sheets. The note bears interest at 8% per annum, and is not collateralized. As of March 31, 2001, amounts due Mr. Ilia Lekach totaling $147,100 were offset against the loan, covering interest due through March 2001 and a $99,053 principal reduction. The balance of the note originally due March 31, 2001, was extended to March 31, 2002.

The Company had net sales of $22,362,294, $30,426,952, and $22,527,451 during the fiscal years ended March 31, 2001, 2000, and 1999, respectively, to Perfumania, Inc. ("Perfumania"), a wholly-owned subsidiary of E Com Ventures, Inc. ("ECMV"), a company in which the Company's Chairman and CEO has an ownership interest and holds identical management positions. Net trade accounts receivable and note receivable owed by Perfumania to the Company totaled $13,006,178 at March 31, 2001 and trade accounts receivable and note receivable totaling $12,051,550 (after giving effect to the stock transaction discussed below), and were $9,561,550 and $2,500,000, respectively, at March 31, 2000. Amounts due from related parties are non-interest bearing and are due in less than one year, except for the subordinated note receivable discussed below, which carried an interest rate of prime plus 1% of the outstanding balance, and which was repaid in accordance with its terms.

On July 1, 1999, Perfumania and the Company's Board of Directors approved the transfer of 1,512,406 shares of Perfumania treasury stock to the Company in consideration for a partial reduction of the outstanding trade receivable balance in the amount of $4,506,970. The transfer price was based on a per share price of $2.98, which approximated 90% of the closing price of Perfumania's common stock for the previous 20 business days. The agreement was consummated on August 31, 1999, and the shares registered in June 2000. Effective February 1, 2000, ECMV was formed as a holding company and accordingly, former Perfumania shareholders now hold common stock in ECMV. At March 31, 2001, ECMV shares were valued at $803,390 or $0.53 per share, compared to $8,034,657 or $5.31 per share at March 31, 2000. As of June 30, 2001, the market value of the investment in ECMV was $1,648,523 ($1.09 per share).

In addition, on October 4, 1999, the parties entered into an agreement which converted $8 million of the outstanding trade receivable into a subordinated secured note receivable. The note bore interest at prime plus one percent and was repayable in installments of $3,000,000 in October 1999, six equal monthly installments of $500,000 from November 1999 through April 2000, with the balance of $2,000,000 due on May 31, 2000. As of March 31, 2000, $5,500,000 of the note receivable had been repaid in accordance with its terms.

On June 1, 2000, the parties entered into a new subordinated $5 million note agreement which refinanced the remaining $2 million under the October 4, 1999 note, as well as converted $3 million of the outstanding trade receivable due from Perfumania to the Company. The new note was repayable in six equal monthly installments of $500,000, plus interest, from July 2000 through December 2000, with the balance of $2 million due on December 29, 2000. The terms and conditions of the new note were identical to the October 4, 1999 note and the entire note was repaid in accordance with its terms.

As of June 30, 2001, the parties entered into a $3 million subordinated note agreement which converted $3 million of the outstanding trade receivable due from Perfumania to the Company as of that date. The note is repayable in installments of $50,000 on October 31, 2001, $300,000 on November 30, 2001, $2,500,000 on December 31, 2001, and $50,000 on each of January 31, 2002,
February 28, 2002, and March 31, 2002. Accrued interest will be paid with each principal installment and other terms and conditions are identical to the previous notes.

In October 1999, the Company purchased, in the open market, 250,000 shares of perfumania.com common stock for $1,735,005. These shares were sold during November 1999, resulting in a gain of $541,013, which is included in the Company's consolidated statement of income for the fiscal year ended March 31, 2000.

                                 PROPOSAL NO. 2:
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP ("D & T") as independent auditors of the Company for the fiscal year ending March 31, 2002. D & T has served as the Company's independent certified public accounting firm since fiscal 2001. Representatives of D & T will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

The aggregate fees billed by D & T for professional services rendered for the audit of the Company's financial statements for its fiscal year ended March 31, 2001, and review of its quarterly financial statements included in its Forms 10-Q for the quarters ended September 30, 2000 and December 31, 2000, were $115,000. No services were provided or fees charged by D & T through March 31, 2001 for other non-audit services or for financial information systems design and implementation.

If the Company's stockholders do not ratify the appointment of D & T, other certified public accountants will be considered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

                                 PROPOSAL NO. 3:
                         STOCKHOLDER PROPOSAL REGARDING
                      COMPOSITION OF THE BOARD OF DIRECTORS

Management has received from North Shore Associates, L.P., located at 190 N.E. 5th Avenue, Boca Raton, Florida 33432, the following proposal and related supporting statement to be included in this proxy statement. North Shore Associates, L.P. has advised the Company that it holds 1,031,600 shares of Common Stock of the Company. The Board of Directors is not responsible for the contents of the stockholder proposal or the supporting statement, which are presented in the form received from the stockholder.

The stockholder proposal and the stockholder's supporting statement are followed by a recommendation of the Board of Directors.

The stockholder's proposal follows:

                                   RESOLUTION

           Resolved: that the shareholders of Parlux assembled in person and by proxy in an annual meeting, request that Parlux's Board of Directors be structured and constituted so that 2/3 of the Directors sitting on the Board will at all times be Independent Directors. For the purposes of this Resolution, Independent means that (a) the Director has no business activity or contractual relationship with Parlux other than through his or her position as a member of the Board of Directors, and (b) the Director is deemed to be independent in accordance with NASD guidelines applicable at the time the director is appointed or elected.

                              SUPPORTING STATEMENT

           Independent public shareholders hold the majority of Parlux's shares, yet its Board of Directors is constituted primarily with insiders. North Shore Associates believes that an independent Board of Directors is required to ensure proper oversight, to ensure that contractual and other arrangements with insiders receive a proper degree of scrutiny and to afford Parlux full and proper access to the credit and capital markets.

Recommendation of the Board of Directors:

Your Board of Directors unanimously recommends a vote AGAINST this proposal. We believe that the Board, as currently composed, has provided the Company with effective and responsible corporate governance. Further, our present and proposed Board of Directors complies with applicable NASD regulations concerning independence of directors.

We believe that our current Board consists of individuals with a broad diversity of business experience and knowledge which are very important to the effective oversight of the Company. Whenever possible this experience should be coupled with an in-depth understanding of the Company's business and strategic options. Our current Board, in accordance with our bylaws, is comprised of seven members: two representatives of management (our Chief Executive Officer and Chief Operating Officer), an independent Certified Public Accountant, a successful independent business executive with financial expertise, a related party entrepreneur, and two individuals with over fifty years of combined experience in the fragrance industry.

Nominees to our Board are chosen based on business experience and other skills that are most appropriate for the Company. It is not in the Company's best interest to adopt a rigid formula which would limit the Board's ability to nominate the best available candidates to serve as directors. We believe that, subject to applicable law, the Board of Directors should be permitted to take into account such factors as it deems appropriate when identifying those individuals best able to fulfill the duties of director.

This proposal does not specify whether the Company is to effectuate the terms of the proposal by adding or removing directors. In order not to lose the benefit of the expertise of our current Board, we expect that the Company would seek to retain its current Board members and add additional directors. In order to meet the proposed two-thirds majority of independent directors, the proposal would require expanding the size of the Board to at least fifteen directors, a number that the Board believes to be excessive, unwieldy and unusual for a company our size. Moreover, the Board of Directors believes it would not be in the best interest of the stockholders to place the Company in control of a Board where a majority of the members have no previous experience with the Company's operations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE ADOPTION OF THE STOCKHOLDER PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless stockholders otherwise specify in their proxies.

                              EXPENSE SOLICITATION

The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail. Georgeson Shareholder

Communications Corporation, New York, New York, has been retained to assist in the distribution of proxies at an estimated fee of $7,000, plus expenses. Directors, officers and regular employees of the Company may also solicit proxies personally, by telephone or telefax. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                PROPOSALS OF STOCKHOLDERS FOR 2001 ANNUAL MEETING

Stockholders of the Company who intend to present a proposal for action at the 2002 Annual Meeting of Stockholders of the Company, must notify the Company's management of such intention by notice received at the Company's principal executive offices no later than May 17, 2002 for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting.

                              FINANCIAL STATEMENTS

The Company's Annual Report to Stockholders for the year ended March 31, 2001 is being delivered with the Proxy to the Company's stockholders. Also accompanying this Notice of Annual Meeting and Proxy Statement is a copy of the Company's quarterly report on Form 10-Q for the three-month period ended June 30, 2001, which contains financial information for that period.

                                  OTHER MATTERS

The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the person named in the accompanying proxy will vote thereon in accordance with his best judgment.

       PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.



Fort Lauderdale, FL                          By order of the Board of Directors
October 1, 2001



                                             /s/   Ilia Lekach
                                             -------------------------------
                                             Ilia Lekach
                                             Chairman of the Board and CEO

                                                                    APPENDIX "A"
                             PARLUX FRAGRANCES, INC.
                             AUDIT COMMITTEE CHARTER


The Audit Committee shall consist of not less than three (3) members of the Board of Directors, at least two of which shall be deemed "independent" as defined by the SEC.

One member of the Board shall be designated as Chairman and minutes of all meetings will be recorded, made available to all Members of the Board of Directors and made a part of the Company's corporate records.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the systems of internal controls and all audit processes.

The Audit Committee is authorized to:

1.   Access all books, records and employees of the Company.

2. Conduct any investigation considered appropriate to fulfilling its responsibility.

3. Retain independent counsel, accountant or other services it needs to assist in an investigation.

The General Responsibilities of the Audit Committee are as follows:

1. Provide open avenues of communication among the independent auditors and the Board of Directors.

2. Report Audit Committee actions to the full Board of Directors and make appropriate recommendations.

3. Meet one time per calendar quarter and more frequently if circumstances make that preferable. The Audit Committee Chairman has the power to call a meeting whenever he or she thinks there is a need. The Audit Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

4. Do whatever else the law, Company charter or Bylaws or the Board of Directors may require.

The Audit Committee responsibilities relating to the Company's engagement of independent accountants are as follows:

1. Evaluate and approve management's selection of the, independent accountant for the Company's audit. The Audit Committee approval is subject to approval by the full Board of Directors.

2. Review and approve fees paid to independent accountants and approve dismissal of the independent accountants subject to approval by the full Board of Directors.

3. Confirm, to the best of its ability, the independence of the independent accountants, including a review of consulting services provided and the fees paid for them.

The Audit Committee's responsibilities to review the annual independent accountant's audit, quarterly and annual financial statements are as follows:

1. Ascertain that the independent accountant views the Board of Directors as its client, that it will be available to the full Board of Directors at least annually and that the independent accountant provides the Audit Committee with a timely analysis of significant financial report issues.

2. Ask management and the independent accountant about significant risks and exposures and assess management's steps to minimize them.

3. Review the adequacy of the Company's internal controls, including computerized information system controls and security.

4. Review any significant findings and recommendations made by the independent accountant together with management's responses to them.

5. Review, shortly after the annual examination is completed, with management and the independent accountant the following:

     a.   The Company's annual financial statements and related footnotes.

     b. The independent accountant's audit of and report on the financial statements.

     c. The auditor's qualitative judgements about the appropriateness, not just the acceptability, of accounting principles.

     d. Any serious difficulties or disputes with management encountered during the course of the audit.

     e. Anything else about the audit procedures or findings that Generally Accepted Accounting Standards require the auditors to discuss with the Audit Committee.

6.   Consider and review with management:

     a. Any significant findings during the year and management's responses to them.

     b.   Any difficulties the auditors encountered while conducting audits.

     c.   Whether an internal audit function should be established.

7. Review annual filings with the SEC and other published documents containing the Company's financial statements.

8. Review interim financial reports to shareholders before reports are released to the public or filed with the SEC or other regulators.

9. Prepare a letter for inclusion in the annual report that describes the Audit Committee composition and responsibilities and how the responsibilities were fulfilled.

The Company's periodic responsibilities are as follows:

1.   Review and update the Audit Committee charter annually.

2. Review material items appearing on the Balance Sheet such as receivables and inventories and other assets and liabilities as may be deemed appropriate.

3.   Review related party transactions.

4. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountant.

5. Review with the independent accountant the results of their examination of compliance with the Company's code of conduct.

6. Review legal and regulatory matters that may have a material affect on the organization's financial statements, compliance policies and programs and reports from regulators.

7. Meet with the independent accountant and management in separate executive sessions to discuss any matters the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

                          PARLUX FRAGRANCES, INC.                       PROXY
           Proxy for Annual Meeting of Stockholders November 13, 2001
  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned stockholder of Parlux Fragrances, Inc. (the "Company") acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2001 Annual Meeting and, revoking all prior proxies, hereby appoints Frederick E. Purches and Frank A. Buttacavoli with full power of substitution as proxy to vote all the shares of Common Stock of the Company owned or held by the undersigned at the 2001 Annual Meeting of Stockholders to be held at the Sheraton Ft. Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida 33304, on Tuesday, November 13, 2001, at 11:00 a.m. or any adjournment or postponement hereof.

This Proxy should be dated, signed by the stockholder(s) exactly as the name appears on the envelope in which this material was mailed, and returned at the earliest convenience in the enclosed return envelope. Persons signing in a fiduciary capacity should so indicate.

================================================================================
                   Continued and to be signed on reverse side

--------------------------------------------------------------------------------
Parlux Directors recommend a vote "FOR" Proposals 1 & 2
--------------------------------------------------------------------------------
1. Election of Directors:          FOR            WITHHELD



       (01)     Ilia Lekach
       (02)     Frank A. Buttacavoli
       (03)     Frederick E. Purches
       (04)     Albert F. Vercillo
       (05)     Zalman Lekach
       (06)     Glenn Gopman
       (07)     Esther Egozi Choukroun.

For all nominees listed above, except as noted below:

------------------------------

2.  Approval of Deloitte & Touche LLP as Independent Auditors.
         FOR        AGAINST        ABSTAIN


--------------------------------------------------------------------------------
  Parlux Directors recommend a vote "AGAINST" Proposal
--------------------------------------------------------------------------------
3. Stockholder proposal requesting board of directors composition of two-thirds independent directors

         FOR        AGAINST        ABSTAIN

--------------------------------------------------------------------------------

 4. To transact such other business as may properly come before the meeting or any adjournment thereof.


-------------------------------         ----------------------------------------
Date                                    (Stockholder's signature)


                                        ----------------------------------------
                                        (Stockholder's signature)